SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 15, 2006

Worldspan, L.P.
(Exact name of registrant as specified in its charter)

Delaware	333-109064	31-1429198
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 Galleria Parkway, N.W., Atlanta, GA		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 563-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 15, 2006, Worldspan Technologies Inc. (“WTI”), Worldspan, L.P. (the “Company”) and Rakesh Gangwal (the “Executive”) entered into the June 15, 2006 Amendment to Employment Agreement (the “Employment Agreement Amendment”). The Executive is a director and the Chairman, President and Chief Executive Officer of both WTI and the Company.  The Employment Agreement Amendment amends the Employment Agreement between the Executive and the Company dated June 30, 2003, as amended (as so amended, the “Employment Agreement”). The Employment Agreement Amendment amends the Employment Agreement to provide that the Executive’s term of employment shall continue until June 30, 2009, and that the minimum annual incentive bonus that shall be payable to the Executive for any year shall be $1.0 million. In addition, in the event that a change in control of WTI occurs prior to June 30, 2009 then, within seven days of such change in control, the Executive will receive a change in control bonus in an amount between $8.0 million and $13.0 million. The amount of the change in control bonus will be determined based on whether the enterprise value of WTI on the date of the change in control exceeds certain agreed upon thresholds.

On June 15, 2006, the Human Resources Committee of the Board of Directors of WTI approved the Second Amendment (the “Second Amendment”) to the Worldspan Technologies Inc. Stock Incentive Plan (as so amended, the “Plan”). The Second Amendment provides that the number of shares of Class A Common Stock of WTI subject to the grant of incentive awards under the Plan may not exceed 13,250,000 shares.

On June 15, 2006, WTI and the Executive also entered into a Restricted Stock Subscription Agreement pursuant to which WTI issued to the Executive 2,000,000 shares of WTI Class A Common Stock (the “Restricted Stock”) pursuant to the Plan. The 2,000,000 shares of Restricted Stock will vest on June 30, 2009, assuming the Executive remains employed by WTI or any of its subsidiaries as of such date. Accelerated vesting of the Restricted Stock shall occur if prior to June 30, 2009 there shall occur a change in control of WTI, if the Executive’s employment is terminated by the Company without cause or if the Executive terminates his employment with the Company for good reason, as those concepts are defined in the Employment Agreement. The Restricted Stock is subject to forfeiture if the Executive’s employment is terminated for cause or if the Executive resigns for any reason other than good reason prior to June 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WORLDSPAN, L.P.

By:	/s/ Margaret Cassidy
Name: Margaret Cassidy
Title: Vice President, Associate General Counsel and Assistant Secretary

Dated: June 21, 2006